ESCROW  AGREEMENT

     THIS AGREEMENT is made as of September 26, 2000 by and among Creative Host Services, Inc., with its principal office at 6335 Ferris Square, Suite G, San Diego, CA 92126 (hereinafter the "Company"), GCA Strategic Investment Fund Limited, with its principal office at Mechanics Building, 12 Church St., Hamilton, Bermuda (hereinafter the "Purchaser"), and The Law Offices of Kim T. Stephens, 220 College Ave., Suite 319, Athens , Georgia (hereinafter the "Escrow Agent").

     W  I  T  N  E  S  S  E  T  H:

     WHEREAS, the Purchaser will be purchasing Warrants and Convertible Debentures (the "Securities") from the Company at a purchase price ("Purchase Price") as set forth in the Securities Purchase Agreement (the "Securities Purchase Agreement") signed by the Company and the Purchaser; and

     WHEREAS, it is intended that the purchase of Securities be consummated in accordance with the requirements set forth by Regulation D, promulgated under the Securities Act of 1933, as amended;

     WHEREAS, the Company has requested that the Escrow Agent hold the funds of the Purchaser representing the Purchase Price in escrow until the Escrow Agent has received the Securities or had the opportunity to speak with the Company to confirm their issuance. The Escrow Agent will then immediately wire transfer or otherwise deliver at the Company's direction immediately available funds to the Company or the Company's account and arrange for delivery of the Securities to the Purchaser per the Purchaser's written instructions; and

     WHEREAS, the Company has requested the Escrow Agent to hold in escrow the Security Agreement (as defined in the Securities Purchase Agreement) for a period of 30 days following the Closing Date and release the Security Agreement to Purchaser following such thirty-day period.


     NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE1.
                                    ---------

                               TERMS OF THE ESCROW
                               -------------------

     1.1. The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the funds for the purchase of the Securities.

     1.2. Upon the Escrow Agent's receipt of funds into his attorney trustee account, he shall notify the Company, or the Company's designated attorney or agent, of the amount of funds he has received into his account.

     1.3. The Company, upon receipt of said notice and acceptance of the Purchaser's Securities Purchase Agreement, as evidenced by the Company's execution thereof, shall deliver to the Escrow Agent the Securities being purchased and the Transaction Agreements, including the Security Agreement.

     1.4. Once the Escrow Agent confirms the validity of the issuance of the Securities, he shall immediately wire to the Company that amount of funds necessary to purchase the Securities, per the written instructions of the Company. Contemporaneously therewith, the Escrow Agent shall arrange to have the Securities delivered as per instructions from the Purchaser.

     1.5. If, for any reason, these transactions contemplated by the Securities Purchase Agreement are not consummated within five (5) days of the date hereof, the Escrow Agent will promptly return any funds received by it from the Purchaser to the Purchaser, without any further instructions from either the Company or Purchaser.

     1.6. This Agreement may be altered or amended only with the consent of all of the parties hereto. Should the Company attempt to change this Agreement in a manner which, in the Escrow Agent's discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying the Company and the Purchasers in writing. In the case of the Escrow Agent's resignation or removal pursuant to the foregoing, his only duty, until receipt of notice from the Company and the Purchasers or their agents that a successor escrow agent shall have been appointed, shall be to hold and preserve the Securities and/or funds. Upon receipt by the Escrow Agent of said notice from the Company and the Purchasers of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the Securities and/or funds, the Escrow Agent shall promptly thereafter transfer all of the Securities and/or funds held in escrow to said successor escrow agent. Immediately after said transfer of Securities, the Escrow Agent shall furnish the Company and the Purchasers with proof of such transfer. The Escrow Agent is authorized to disregard any notices, request, instructions or demands received by it from the Company or the Purchasers after notice of resignation or removal shall have been given, unless the same shall be the aforementioned notice from the Company and the Purchasers to transfer the Securities and funds to a successor escrow agent or to return same to the respective parties.

     1.7. The Company shall pay the Escrow Agent a fee of $1,500.00 and shall reimburse the Escrow Agent for any reasonable expenses incurred in connection with his performance hereunder, including in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel.

     1.8. The Company shall deliver to the Escrow Agent the Security Agreement which shall become effective 30 days following the Closing Date and Escrow Agent shall deliver the Security Agreement to Purchaser upon the expiration of such 30-day period without further instruction by the Company.

     The  Company  warrants  to  and  agrees  with  the  Escrow  Agent  that:

(I) except the security interest evidenced by the Security Agreement of even date herewith between Purchaser and the Company, there is no security interest in the Securities or any part thereof;

(II) except for the financing statement to be filed pursuant to the Security Agreement referenced in Section 1.8(i) above, no financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest or in describing (whether specifically or generally) the Securities or any part thereof; and

(III) the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Securities or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Securities or any part thereof.

     1.9. The Escrow Agent has no liability hereunder to either party other than to hold the Securities, the Transaction Agreements and the funds, and to deliver them in accordance with the terms hereof. The Escrow Agent shall not be liable for any action taken or omitted by him in good faith; and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent's own gross negligence or willful misconduct.

     1.10. Each party hereto agrees to indemnify and hold harmless the Escrow Agent from and with respect to any and all suits, claims, damages, demands, actions, liabilities or losses arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Agreement.

     1.11. Escrow Agent shall not be responsible for: (i) the sufficiency or correctness as to the form, execution or the validity of this Agreement; or (ii) the identity, authority or right of any person executing any notice or document given to Escrow Agent.


                                    ARTICLE2.
                                    ---------

                                  MISCELLANEOUS
                                  -------------

     2.1. No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

     2.2. The Securities shall be delivered to the Purchaser at the address set forth below. All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by fax, overnight courier, registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon receipt thereof, as follows:

(I)     To  the  Company:
         Creative  Host  Services,  Inc.
         6335  Ferris  Square
         Suite  G
         San  Diego,  CA  92126
         Attn:  Sayed  Ali
         Telephone:
         Facsimile:

(II)     To  the  Purchaser:
          GCA  Strategic  Investment  Fund  Limited
          c/o  Prime  Management  Limited
          Mechanics  Building
          12  Church  Street
          Hamilton,  Bermuda,  HM11
          Attn:  Joe  Kelly
          Telephone:  (441)  295-0329
          Facsimile  :  (441)  295-3296

(III)    To  the  Escrow  Agent:
          The  Law  Offices  of  Kim  T.  Stephens
          220  College  Ave.,  Suite  319
          Athens,  Georgia  30601
          Attention:  Kim  T.  Stephens,  Esq.
          Telephone:  (706)  548-3933
          Facsimile:  (706)  548-6229

     2.3. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

     2.4. This Agreement is the final expression of, and contains the entire Agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

     2.5. Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Agreement.

     2.6. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of
Georgia. Any action to enforce, existing out of, or relating in any way to, any provisions of this Agreement shall be brought through the American Arbitration Association at the designated locale of Atlanta, Georgia.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of September___, 2000.


     CREATIVE  HOST  SERVICES,  INC.


     By: /s/
     Name:
     Title:


     GCA  STRATEGIC  INVESTMENT  FUND  LIMITED.

     By: /s/
     Name:  Lewis  N.  Lester,  Director

     THE  LAW  OFFICES  OF  KIM  T.  STEPHENS

     By: /s/
     Name:  Kim  T.  Stephens,  Esq.